Exhibit 21

SUBSIDIARIES

All of the following subsidiaries are either directly or indirectly owned by The TJX Companies, Inc.

Operating Subsidiaries	State or Jurisdiction of Incorporation or Organization	Name Under Which Does Business (if Different)

NBC Attire Inc.	Massachusetts
Newton Buying Corp.	Delaware
NBC Distributors Inc.	Massachusetts
NBC Merchants, Inc.	Indiana
NBC Charlotte Merchants, Inc.	North Carolina
NBC Nevada Merchants, Inc.	Nevada
NBC Philadelphia Merchants, Inc.	Pennsylvania
NBC Pittston Merchants, Inc.	Pennsylvania
NBC Manteca Merchants, Inc.	California
Arizona Merchants Inc.	Arizona
TJX Incentive Sales, Inc.	Virginia
Marmaxx Operating Corp.	Delaware	T.J.Maxx/Marshalls
Marshalls Atlanta Merchants, Inc.	Georgia
Marshalls Bridgewater Merchants, Inc.	Virginia
Marshalls Woburn Merchants, Inc.	Massachusetts
Marshalls of MA, Inc.	Massachusetts
New York Department Stores de Puerto Rico, Inc.	Puerto Rico	Marshalls/T.J. Maxx/ HomeGoods
Marshalls of Richfield, MN, Inc.	Minnesota
Marshalls of Glen Burnie, MD, Inc.	Maryland
Marshalls of Beacon, VA, Inc.	Virginia
Marshalls of Laredo, TX, Inc.	Texas
Marshalls of Calumet City, IL, Inc.	Illinois
Marshalls of Chicago-Clark, IL, Inc.	Illinois
Marshalls of Matteson, IL, Inc.	Illinois
Marshalls of Elizabeth, NJ, Inc.	New Jersey
Marshalls of Nevada, Inc.	Nevada
Newton Buying Company of CA, Inc.	Delaware	Marshalls
Strathmex Corp.	Delaware
HomeGoods, Inc.	Delaware
H.G. Indiana Distributors, Inc.	Indiana
H.G. Conn. Merchants, Inc.	Connecticut
HomeGoods Imports Corp	Delaware
NBC Apparel, Inc.	Delaware
NBC Apparel, LLC	Delaware

Exhibit 21

Operating Subsidiaries	State or Jurisdiction of Incorporation or Organization	Name Under Which Does Business (if Different)

Concord Buying Group, Inc.	New Hampshire	A.J. Wright
NBC Manager, LLC	Delaware
NBC Trust	Massachusetts
NBC Operating, LP	Delaware
NBC GP, LLC	Delaware
T.J. Maxx of CA, LLC	Delaware
T.J. Maxx of IL, LLC	Delaware
Marshalls of CA, LLC	Delaware
Marshalls of IL, LLC	Delaware
Newton Buying Imports, Inc.	Delaware
NBC Trading, Inc.	Delaware
TK Maxx	United Kingdom	T.K. Maxx
TJX Europe Limited	United Kingdom
TJX UK	United Kingdom	T.K. Maxx & Homesense
TJX Europe Buying (Deutschland) Ltd	United Kingdom
TJX Europe Buying Group Limited	United Kingdom
NBC Europe Limited	United Kingdom
T.K. Maxx Holding GmbH	Germany
T.K. Maxx Management GmbH	Germany
TJX Deutschland Ltd & Co. KG	Germany	T.K. Maxx
TJX Ireland	Ireland	T.K. Maxx
WMI-1 Holding Company	Nova Scotia, Canada
WMI-99 Holding Company	Nova Scotia, Canada
Winners Merchants International, L.P.	Ontario, Canada	Winners & Homesense
NBC Holding, Inc.	Delaware
NBC Hong Kong Merchants Limited	Hong Kong
NBC Fashion India Private Limited	India
Jusy Meazza Buying Company S.r.L.	Italy
TJX Poland sp. Z o.o	Poland	T.K. Maxx
TJX European Distribution sp. Z o.o	Poland
TJX Distribution GmbH	Germany
TJX Europe Buying (Polska) Ltd	United Kingdom
TJX Europe Buying Ltd	United Kingdom
TJX Australia Pty. Ltd.	Australia
NBC Atlantic Limited	Bermuda
Sierra Trading Post, Inc.	Wyoming
STP Retail, LLC	Wyoming
STP Technology Systems, LLC	Wyoming
Derailed, LLC	Wyoming

Exhibit 21

Operating Subsidiaries	State or Jurisdiction of Incorporation or Organization	Name Under Which Does Business (if Different)

TJX Digital, Inc.	Delaware	T.J. Maxx
H.G. Georgia Merchants, Inc.	Georgia
TJX Germany Ltd.	United Kingdom
NBC Atlantic Holding Ltd.	Bermuda
TJX Austria Holding GmbH	Austria
TJX Oesterreich Ltd. & Co. KG	Austria	T.K. Maxx
TJX Nederland B.V.	Netherlands	T.K. Maxx
H.G. AZ Merchants, Inc.	Arizona
HomeGoods Georgia, LLC	Georgia

Leasing Subsidiaries

NBC First Realty Corp.	Indiana
NBC Second Realty Corp.	Massachusetts
NBC Fourth Realty Corp.	Nevada
NBC Fifth Realty Corp.	Illinois
NBC Sixth Realty Corp.	North Carolina
NBC Seventh Realty Corp.	Pennsylvania
H.G. Brownsburg Realty Corp.	Indiana
H.G. Conn. Realty Corp.	Delaware
AJW South Bend Realty Corp.	Indiana